Filed pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-111312
PROSPECTUS SUPPLEMENT
To Prospectus dated December 31, 2003

                                1,200,000 SHARES
                             AIR METHODS CORPORATION
                                  COMMON STOCK

     This Prospectus Supplement supplements information contained in the Prospectus dated December 31, 2003 under the caption "Selling Stockholders". This Prospectus relates to the potential offer and sale from time to time of up to 1,200,000 shares of common stock of Air Methods Corporation by certain stockholders of Air Methods Corporation. This Prospectus Supplement is not complete without, and many not be delivered or used except in connection with, the Prospectus dated December 31, 2003, including any supplements or amendments to such Prospectus.

     The table below reflects the following transaction:

          The transfer by Weiss, Peck & Greer Investments, a division of Robeco USA, L.L.C., which is no longer a Selling Stockholder, of 102,100 shares, to the following entities, which will become Selling Stockholders:

                           Number of shares                          Number of shares
                           beneficially owned      Shares offered    beneficially owned    Percent of
Name                       prior to this offering  in this offering  after this offering   outstanding
-------------------------  ----------------------  ----------------  --------------------  ------------
Arbor Partners, L.P.                       19,000            19,000                 0 (1)           (2)
WPG Opportunistic Value
   Fund, L.P                               47,400            47,400                 0 (1)           (2)
WPG Opportunistic Value
   Overseas Fund, Ltd.                     35,700            35,700                 0 (1)           (2)
-------------------------  ----------------------  ----------------  --------------------  ------------

(1) For purposes of calculating shares beneficially owned after this offering, it is assumed that the shares offered in this offering have been sold pursuant to this offering.

(2)     Less than 1%

                           __________________________
     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN AN INVESTMENT IN SECURITIES OF AIR METHODS CORPORATION.
                             _______________________
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE
                             _______________________

             The date of this Prospectus Supplement is July 2, 2004.


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